     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1999

                                                    REGISTRATION NUMBER 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                          NORTHFIELD LABORATORIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                2036                              36-3378733
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER IDENTIFICATION
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                    NUMBER)

                               1560 SHERMAN AVENUE
                                   SUITE 1000
                          EVANSTON, ILLINOIS 60201-4800
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              ____________________

                                  JACK J. KOGUT
                            VICE PRESIDENT - FINANCE
                          NORTHFIELD LABORATORIES INC.
                               1560 SHERMAN AVENUE
                                   SUITE 1000
                          EVANSTON, ILLINOIS 60201-4800
                                 (847) 864-3500

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:


                             CRAIG A. ROEDER, ESQ.
                                 JENNER & BLOCK
                          601 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20005
                                 (202) 639-6000


                            ________________________

         APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on the form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

         If this form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                            ________________________

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                   Proposed                 Proposed Maximum      Amount of
Title of each Class of          Amount to be       Maximum Offering         Aggregate             Registration
Securities to be Registered     Registered         Price Per Share(1)       Offering Price        Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par value         125,000            $13.13                   1,641,250             456.27
$.01 per share
==============================================================================================================

(1) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on an average of the high and low sales prices on The Nasdaq Stock Market's National Market Systems of the common stock, par value $.01 per share, of the Registrant on July 19, 1999, which was $13.13 per share.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

        The information in this prospectus will be amended or completed.
================================================================================

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.























--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 20, 1999



                                 125,000 SHARES


                          NORTHFIELD LABORATORIES INC.


                                  COMMON STOCK

                               __________________


THE SELLING STOCKHOLDER IS OFFERING 125,000 SHARES COMMON STOCK OF NORTHFIELD
                               LABORATORIES INC.

                               __________________


          NORTHFIELD LABORATORIES COMMON STOCK IS LISTED ON THE NASDAQ
             STOCK MARKET'S NATIONAL MARKET SYSTEM UNDER THE SYMBOL
             "NFLD." ON JULY 19, 1999, THE REPORTED LAST SALE PRICE
                    OF THE COMMON STOCK ON THE NASDAQ STOCK
                          MARKET WAS $12.88 PER SHARE.
                               __________________

                 INVESTING IN THE COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.
                               __________________

         The Selling Stockholder may sell the shares in transactions on The Nasdaq Stock Market, Inc., in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The Selling Stockholder may sell some or all of its shares in transactions involving broker-dealers, who may act either as agent or principal. To the extent required, the aggregate amount of common stock being offered and the terms of the offering, the names of any agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the Selling Stockholder from the sale of the common stock will be the selling price of the common stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution. See "Selling Stockholder" and "Plan of Distribution."

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               Table of Contents

                                                                    PAGE
                                                                    ----

Cautionary Statement Regarding Forward-Looking Information            6

Prospectus Summary                                                    7

Risk Factors                                                          8

Use of Proceeds                                                       11

Selling Stockholder                                                   11

Plan of Distribution                                                  12

Legal Matters                                                         12

Experts                                                               12

Where You Can Find More Information                                   12

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This prospectus contains forward-looking statements concerning, among other things, our prospects, clinical and regulatory developments affecting our potential product and our business strategies. These forward-looking statements are identified by the use of such terms as "intends," "expects," "plans," "estimates," "anticipates," "should" and "believes" and are in certain cases followed by a cross reference to "Risk Factors."

         These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those discussed under "Risk Factors." Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place a lot of weight on these statements. These statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document.

         All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by the cautionary statements in this section. We will have no obligation to revise these forward-looking statements.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY


         You should read the following summary together with the more detailed information incorporated into this prospectus regarding Northfield, the common stock being sold and our financial statements and notes thereto.

         Northfield believes it is a leader in the development of a safe and effective alternative to transfused blood for use in the treatment of acute blood loss. Our PolyHeme(TM) blood substitute product is a solution of chemically modified hemoglobin derived from human blood. Clinical studies to date indicate that PolyHeme carries as much oxygen, and loads and unloads oxygen in the same manner, as transfused blood. Infusion of PolyHeme also restores blood volume. Therefore, PolyHeme should be effective as an oxygen-carrying resuscitative fluid in the treatment of hemorrhagic shock resulting from extensive blood loss. Our method of manufacturing PolyHeme is designed to eliminate the risk of transmission of diseases such as AIDS or hepatitis. Clinical studies to date indicate that PolyHeme is universally compatible and accordingly should not require blood typing prior to infusion. Therefore, PolyHeme should be available for immediate use in emergency situations. In addition, PolyHeme has an extended shelf life compared to blood.

         We are presently conducting Phase III clinical trials of PolyHeme in elective surgical applications at multiple locations in the United States. We are also continuing to conduct Phase II clinical trials of PolyHeme in trauma and emergency surgical applications.

                                                    THE OFFERING


Common Stock offered by
    the Selling Stockholder                                  Up to 125,000 shares.

Use of Proceeds.........................................     Northfield will not receive any of the proceeds of the
                                                             offering.

Risk Factors............................................     See "Risk Factors" for a discussion of factors you
                                                             should carefully consider before deciding to invest in
                                                             shares of the common stock.

Dividend Policy.........................................     We do not currently pay dividends and do not
                                                             anticipate paying dividends in the foreseeable future.

Nasdaq Symbol...........................................     "NFLD"

--------------------------------------------------------------------------------

                                  RISK FACTORS

         You should consider the following matters in deciding whether to purchase shares of common stock pursuant to this offering. You also should consider the other information included or incorporated by reference in this document.

EXTENSIVE CLINICAL TRIALS MAY BE REQUIRED BEFORE WE CAN SELL POLYHEME
COMMERCIALLY

         The results of our clinical trials may not be sufficient at present to demonstrate adequately the safety and effectiveness of PolyHeme in order to file a Biologic License Application ("BLA") with the Food & Drug Administration. If additional trials are necessary, they may be expensive and time-consuming. The timing of the FDA review process is uncertain. We cannot ensure that we will be able to complete our clinical trials successfully or even obtain FDA approval of PolyHeme, or that FDA approval, if obtained, will not include limitations on the indicated uses for which PolyHeme may be marketed. Our business, financial condition and results of operations are critically dependent on receiving FDA approval of PolyHeme. A significant delay in our clinical trials or a failure to achieve FDA approval of commercial sales of PolyHeme would have a material adverse effect on us and could result in the cessation of our business. We or the FDA may in the future suspend clinical trials at any time if it is believed that the subjects participating in such trials are being exposed to unacceptable health risks.

NORTHFIELD IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

         Our research, development, testing, manufacturing, marketing and distribution of PolyHeme are, and will continue to be, subject to extensive regulation, monitoring and approval by the FDA and its foreign counterparts. The regulatory approval process to establish the safety and effectiveness of PolyHeme and the safety and reliability of our manufacturing process has already consumed several years and considerable expenditures. The data obtained from clinical trials are susceptible to varying interpretations which could delay, limit or prevent FDA regulatory approval. The lack of established criteria for evaluating the effectiveness of blood substitute products could also delay or prevent FDA regulatory approval. In addition, delay or rejection could be caused by changes in FDA policies and regulations. Similar delays or rejections may also be encountered in foreign countries. We cannot ensure that, even after extensive clinical trials, regulatory approval will ever be obtained for PolyHeme. Under new FDA guidelines, the FDA may comment upon the acceptability of a BLA following its submission. We cannot ensure that the FDA will accept our BLA or, if our BLA is deemed acceptable, that PolyHeme will ultimately be approved for manufacture and sale based on our BLA. Moreover, if regulatory approval of PolyHeme is granted, the approval may include limitations on the indicated uses for which PolyHeme may be marketed. Further, even if such regulatory approval is obtained, we do not presently have manufacturing facilities sufficient to produce commercial quantities of PolyHeme. In order to seek FDA approval of the sale of PolyHeme produced at its first commercial manufacturing facility, we may be required to conduct a portion of our clinical trials with product manufactured at that facility. Discovery of previously unknown problems with PolyHeme or unanticipated problems with our manufacturing facilities, even after FDA approval of PolyHeme for commercial sale, may result in the imposition of significant restrictions, including withdrawal of PolyHeme from the market. Additional laws and regulations may also be enacted which could prevent or delay regulatory approval of PolyHeme, including laws or regulations relating to the price or cost-effectiveness of medical products. Any delay or failure to achieve regulatory approval of commercial sales of PolyHeme is likely to have a material adverse effect on our financial condition.

NORTHFIELD IS AT AN EARLY STAGE OF DEVELOPMENT

         Northfield was founded in 1985 and is a development stage company. Since 1985, we have been engaged primarily in the development and clinical testing of PolyHeme. No revenues have been generated to date from commercial sales of PolyHeme. Our revenues to date have consisted solely of license fees and interest income. We cannot ensure that our clinical testing will be successful, that regulatory approval of PolyHeme will be obtained, that we will be able to manufacture PolyHeme at an acceptable cost and in appropriate quantities or that we will be able to successfully market and sell PolyHeme. We also cannot ensure that we will not encounter unexpected difficulties which will have a material adverse effect on us, our operations or our properties.

NORTHFIELD RELIES ON A SINGLE PRODUCT

         Northfield's operations have to date consisted primarily of the development and clinical testing of PolyHeme. We do not expect to realize product revenues unless we successfully develop and achieve commercial introduction of PolyHeme. We expect that such revenues, if any, will be derived solely from sales of PolyHeme. We also expect the use of PolyHeme to be limited primarily to the acute blood loss segment of the transfusion market. The biomedical field has undergone rapid and significant technological changes. Technological developments may result in PolyHeme becoming obsolete or non-competitive before we are able to recover any portion of the research and development and other expenses we have incurred to develop and clinically test PolyHeme. Any such occurrence would have a material adverse effect on us and our operations.

OUR ABILITY TO MANUFACTURE POLYHEME IS NOT CERTAIN

         We intend to build a commercial-scale manufacturing facility significantly larger than that currently being used to produce PolyHeme for our clinical testing. We have no experience in commercial-scale manufacturing, and we cannot ensure that we can achieve commercial-scale manufacturing capacity. It is also possible that we may incur substantial cost overruns and delays compared to existing estimates in building and equipping a commercial-scale manufacturing facility. Moreover, in order to seek FDA approval of the sale of PolyHeme produced at our first commercial manufacturing facility, we may be required to conduct a portion of our clinical trials with product manufactured at that facility. Accordingly, a delay in achieving scale-up of manufacturing capabilities will have a material adverse effects on the completion of our clinical trials and therefore on the commercial manufacture and sale of PolyHeme. Additionally, the manufacture of PolyHeme will be subject to extensive government regulation. Among the conditions for marketing approval is that our quality control and manufacturing procedures conform to the FDA's good manufacturing practice regulations. We cannot ensure that we will be able to obtain the necessary regulatory clearances or approvals to manufacture PolyHeme on a timely basis or at all.

THE SUPPLY OF STARTING MATERIAL TO MANUFACTURE POLYHEME MAY BE LIMITED

         We currently purchase donated blood from the American Red Cross and Blood Centers of America for use as the starting material for PolyHeme. In 1996, we entered into an agreement with hemerica, Inc., a subsidiary of Blood Centers of America, under which hemerica would supply us with 82,500 units per year of packed red cells, the source material for PolyHeme, over a three year period. We have plans to enter long-term supply arrangements with other blood collectors. We cannot ensure that we will be able to enter into satisfactory long-term arrangements with blood bank operators, that the price we may be required to pay for starting material will permit us to price PolyHeme competitively or that we will be able to obtain an adequate supply of starting material. Additional demand for blood may arise from competing blood substitute products, some of which are derived from human blood, thereby limiting our available supply of starting material.

COMPETITION

         If approved for commercial sale, PolyHeme will compete directly with established therapies for acute blood loss and may compete with other technologies currently under development. We cannot ensure that PolyHeme will have advantages which will be significant enough to cause medical professionals to adopt it rather than to continue to use established therapies or to adopt other new technologies or products. We also cannot ensure that the cost of PolyHeme will be competitive with the cost of established therapies or other new technologies or products. The development of blood substitute products is a rapidly evolving field. Competition is intense and expected to increase. Several companies have developed or are in the process of developing technologies which are, or in the future may be, the basis for products which will compete with PolyHeme. Certain of these companies are pursuing different approaches or means of accomplishing the therapeutic effects sought to be achieved through the use of PolyHeme. Many of these companies have substantially greater financial resources, larger research and development staffs, more extensive facilities and more experience than Northfield in testing, manufacturing, marketing and distributing medical products. We cannot ensure that one or more other companies will not succeed in developing technologies or products which will become available for commercial use prior to PolyHeme, which will be more effective or less costly than PolyHeme or which would otherwise render PolyHeme obsolete or non-competitive.

NORTHFIELD LACKS SALES AND MARKETING EXPERIENCE

         If approved for commercial sale, we intend to market PolyHeme in the United States using our own sales force. We have no experience in the sale or marketing of medical products. Our ability to implement our sales and marketing strategy for the United States will depend on our ability to recruit, train and retain a marketing staff and sales force with sufficient technical expertise. We cannot ensure that we will be able to establish an effective marketing staff and sales force, that the cost of establishing such a marketing staff and sales force will not exceed revenues from the sale of PolyHeme or that our marketing and sales efforts will be successful.

NORTHFIELD HAS A HISTORY OF LOSSES; FUTURE PROFITABILITY AND FUNDING ARE NOT CERTAIN

         From its inception to February 28, 1999, Northfield has incurred net losses totaling $65,877,000. We will require substantial additional expenditures to complete clinical trials, to establish commercial scale manufacturing processes and facilities, and to establish marketing, sales and administrative capabilities. These expenditures are expected to result in substantial losses for at least the next several years. The expense and the time required to realize any product revenues or profitability are highly uncertain. We cannot ensure that we will be able to achieve product revenues or profitability on a sustained basis or at all. We may require substantial additional funds to achieve commercial production of PolyHeme. Our future capital requirements will depend on many factors, including the scope and results of clinical trials, the timing and outcome of regulatory reviews, administrative and legal expenses, the status of competitive products, the establishment of manufacturing capacity and the establishment of collaborative relationships. We cannot ensure that this additional funding will be available or, if it is available, that it can be obtained on terms and conditions we will deem acceptable. Any additional funding may result in significant dilution to then existing stockholders.

MARKET ACCEPTANCE OF POLYHEME IS NOT CERTAIN

         We anticipate that the market price for PolyHeme, if FDA approval is received, will exceed the cost of transfused blood. Competitors may also develop new technologies or products which are more effective or less costly than PolyHeme. We cannot ensure that the price of PolyHeme, considered in relation to PolyHeme's expected benefits, will be perceived by health care providers and third party payors as cost-effective, or that the price of PolyHeme will be competitive with transfused blood or with other new technologies or products. Our results of operations may be adversely affected if the price of PolyHeme is not considered cost-effective by health care providers or third party payors of if PolyHeme does not otherwise receive market acceptance.

PROTECTION OF OUR PROPRIETARY TECHNOLOGY IS NOT CERTAIN

         Our ability to compete effectively with other companies will depend, in part, on our ability to protect and maintain the proprietary nature of our technology. We cannot be certain as to the degree of protection offered by our patents or as to the likelihood that additional patents in the United States and certain other countries will be issued based upon pending patent applications. Patent applications in the United States are maintained in secrecy until patents are issued. We cannot be certain that we were the first creator of the inventions covered by our patents or pending patent applications or that we were the first to file patent applications for our inventions. The high costs of enforcing patent and other proprietary rights may also limit the degree of protection afforded to us. We also rely on unpatented proprietary technology, and we cannot ensure that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology. We cannot ensure that our patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that we will not become involved in disputes with respect to the patents or proprietary rights of third parties. An adverse outcome from such proceedings could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to stop using this technology, any of which would result in a material adverse effect on our results of operations.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering. The Selling Stockholder will receive the proceeds from the offering.

                               SELLING STOCKHOLDER

         The Selling Stockholder is VSII Stockholders Trust I. VSII currently owns 125,000 shares of our common stock. We cannot provide an estimate of the exact number of shares that VSII will hold after completion of this offering because it may sell some or all of its shares.

         The address of the Selling Stockholder is 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015. The Selling Stockholder's phone number is (847) 940-1970.


                              PLAN OF DISTRIBUTION

         The Selling Stockholder may sell the shares being offered hereby in transactions on The Nasdaq Stock Market, Inc., in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated or fixed prices. The Selling Stockholder may sell some or all of its shares in transactions involving broker-dealers, who may act either as agent or principal, and who may receive compensation in the form of discounts, commissions or concessions from Selling Stockholder or the purchaser of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both.

         At the time a particular offer of shares of common stock is made, a prospectus supplement will be distributed, to the extent required, which will set forth the aggregate number of shares of common stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the common stock being purchased, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         The Selling Stockholder will pay substantially all of the expenses to be incurred in connection with the registration statement of which this prospectus is a part, estimated to be $7,936. Northfield will not receive any proceeds from this offering.

         The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock being offered by this document is being passed upon by Jenner & Block, counsel for Northfield.


                                     EXPERTS


         The financial statements of Northfield Laboratories Inc. as of May 31, 1998, and for each of the years in the three-year period ended May 31, 1998 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         With respect to the unaudited interim financial information of the periods ended August 31, 1998, November 30, 1998 and February 28, 1999, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Northfield Laboratories Inc.'s quarterly reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accounts within the meaning of sections 7 and 11 of the Act.



                       WHERE YOU CAN FIND MORE INFORMATION

     Northfield files reports, proxy statements and other information with the SEC under the Securities Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

         Public Reference Room           New York Regional Office         Chicago Regional Office
         450 Fifth Street, N.W.          7 World Trade Center             Citicorp Center
         Room 1024                       Suite 1300                       500 West Madison Street
         Washington, D.C.  20549         New York, New York 10048         Suite 1400
                                                                          Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Northfield, who file electronically with the SEC. The address of that site is www.sec.gov. You can also inspect reports, proxy statements and other information about Northfield at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1500.

     The SEC allows us to "incorporate by reference" information into this document. This means that can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

               - Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

               - Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1998.

               - Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1998.

               - Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1999.

               - Description of the common stock of the Company included in the Company's Registration Statement on Form S-1, Registration No. 33-76856, as filed with the SEC on March 25, 1994, including any amendments or reports filed for the purpose of updating such description.

     We also incorporate by reference additional documents that we may file with the SEC after the date of this document. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

               Northfield Laboratories Inc.
               1560 Sherman Avenue
               Suite 1000
               Evanston, Illinois  60201-4800
               (847) 864-3500

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     We have not authorized anyone to give any information or make any representation about Northfield that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

     If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document or to ask for proxies, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

     The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting and commissions, if any.

     SEC registration fee..................$       436
                                           ===========

     Legal fees and expenses...............$     7,500
                                           ===========

     Total.................................$     7,936
                                           ===========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

     Northfield's Restated Certificate of Incorporation provides that Northfield will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law. Northfield's Restated Certificate of Incorporation additionally requires Northfield to advance expenses incurred by its directors, officers, employees and agents to the fullest extent permitted by Delaware law in connection with any matter with respect to which such persons may be entitled to seek indemnification.

     Northfield's Restated Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, Northfield's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to Northfield and its stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief will remain available under Delaware law. Each director will also continue to be subject to liability for breach of the director's duty of loyalty to Northfield or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for unlawful distributions to stockholders and for any transaction from which the director derives an improper personal benefit. In addition, this provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


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


     Northfield has purchased an insurance policy which purports to insure the officers and directors of Northfield against certain liabilities incurred by them in the discharge of their functions as officers and directors, except for liabilities resulting from their own malfeasance. The insurance policy provides coverage in the amount of $10,000,000 for annual aggregate claims.

ITEM 16.  EXHIBITS.

(a) Exhibits. The following is a list of exhibits filed as part of the Registration Statement.



          EXHIBIT
          NUMBER        DESCRIPTION
          ------        -----------

          5.1 Opinion of Jenner & Block, counsel to Northfield, regarding the legality of the shares being offered

          23.1          Consent of Jenner & Block (included in Exhibit 5.1)

          23.2          Consent of KPMG LLP

          23.3 Acknowledgment of Independent Certified Public Accountants Regarding Independent Auditor's Review Report



ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     unless, in the case of clauses (i) and (ii) above, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on June 25, 1999.


                                 NORTHFIELD LABORATORIES INC.

                                          /s/  RICHARD E. DEWOSKIN
                                 By   ________________________________________
                                      Richard E. DeWoskin
                                      Chairman of the Board and Chief Executive
                                      Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated on June 25, 1999.


            SIGNATURE                                 TITLE

            ---------                                 -----
   /s/  RICHARD E. DEWOSKIN
_________________________________     Chairman of the Board and Chief Executive
       Richard E. DeWoskin            Officer
                                      (principal executive officer)

   /s/  STEVEN A. GOULD, M.D.
_________________________________     President, Director
      Steven A. Gould, M.D.


   /s/  JACK J. KOGUT
_________________________________     Vice President - Finance, Secretary and
          Jack J. Kogut               Treasurer (principal financial officer and
                                      principal accounting officer)

   /s/  GERALD S. MOSS, M.D.
_________________________________     Director
      Gerald S. Moss, M.D.


   /s/  BRUCE S. CHELBERG
_________________________________     Director
        Bruce S. Chelberg


   /s/  JACK OLSHANSKY
_________________________________     Director
         Jack Olshansky


   /s/  DAVID A. SAVNER
_________________________________     Director
         David A. Savner

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
------         -----------

5.1 Opinion of Jenner & Block, counsel to Northfield, regarding the legality of the shares being offered

23.1           Consent of Jenner & Block (included in Exhibit 5.1)

23.2           Consent of KPMG LLP

23.3 Acknowledgement of Independent Certified Public Accountants Regarding Independent Auditor's Review Report












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